VAALCO Energy, Inc.
4600 Post Oak Place, Suite 309
Houston, Texas 77027
Tel: (713) 623-0801
Fax: (713) 623-0982

VAALCO Energy to Announce Earnings and Second Quarter Conference Call August 10, 2007

HOUSTON - (PR Newswire) - August 8, 2007 - VAALCO Energy, Inc. (EGY - NYSE) announced today it will host an investor conference call on Friday, August 10, 2007 at 10:00 a.m., Central time, to review its financial results for the second quarter 2007 and to discuss current operations and describe the outlook for the Company. The Company will release its second quarter 2007 financial results Friday morning before the conference call.

To join the conference call on Friday, August 10 at 10:00 a.m. (Central), participants should dial 1-866-868-1109 international callers should dial 1-847-413-2404 ten minutes before the scheduled start of the call and enter pass code 18714576. A replay will be available beginning one hour after the end of the conference call until September 9, 2007 by dialing 1-877-213-9653 (international 1-630-652-3041) and entering pass code 18714576.

VAALCO Energy, Inc. is a Houston based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil. VAALCO’s strategy is to increase reserves and production through the exploration of oil and natural gas properties with high emphasis on international opportunities. The Company’s properties and exploration acreage are located primarily in Gabon and Angola, West Africa.

This press release includes “forward-looking statements” as defined by the U.S. securities laws. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this press release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include future production rates, completion and production timetables and costs to complete well. These statements are based on assumptions made by VAALCO based on its experience perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, lack of availability goods, services and capital, environmental risks, drilling risks, foreign operational risks and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These risks are further described in VAALCO’s annual report on form 10K/SB for the year ended December 31, 2006 and other reports filed with the SEC which can be reviewed at www.sec.gov, or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, (713) 623-0801.

For further information contact:
W. Russell Scheirman
President
713-623-0801